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                                                                   Exhibit 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


       We have issued our report dated October 31, 1997 accompanying the financial statements of Resource Asset Investment Trust contained in Amendment No. 5 to the Registration Statement and Prospectus (File No. 333-35077). We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP
--------------------------
GRANT THORNTON LLP


Philadelphia, Pennsylvania
December 30, 1997